Exhibit 99.1

First Financial Holdings, Inc. Fourth Quarter and Fiscal Year results and additional financial information.

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President-Investor Relations
and Corporate Secretary
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC.
REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

Charleston, South Carolina (October 23, 2007) -- First Financial Holdings, Inc. ("Company") (NASDAQ GSM: FFCH) today reported net income for its fourth quarter and fiscal year ended September 30, 2007. Net income for the year ended September 30, 2007 decreased to $25.1 million from $27.6 million for the year ended September 30, 2006. Diluted earnings per share were $2.07, a decrease of 8.8% from diluted earnings per share of $2.27 during fiscal 2006. Net income for the fourth quarter of fiscal 2007 totaled $5.2 million, or $0.44 per diluted share, compared with net income of $6.9 million, or $0.57 per diluted share, earned in the fourth quarter of fiscal 2006. Previously announced and included in the fourth quarter's results was a materially higher effective tax rate of 44.7% as a result of the passage of state tax legislation which was retroactive to January 1, 2007, as discussed in more detail below.

          The net interest margin was 3.31% for the quarter ended September 30, 2007 compared to a net interest margin of 3.37% for the quarter ended September 30, 2006. Compared with the most recent quarter, the net interest margin decreased by nine basis points from a net interest margin of 3.40% for the quarter ended June 30, 2007. For the fiscal year ended September 30, 2007 the net interest margin increased by one basis point to 3.36% compared with a net interest margin of 3.35% for the twelve months ended September 30, 2006. President and Chief Executive Officer A. Thomas Hood commented, "In light of the continuation of challenges relating to the current interest rate environment, my first comments will focus on the net interest margin compression. The two major factors contributing to this margin compression during the fourth quarter of fiscal 2007 include a decline in the average balance of personal and business demand accounts as our customers shifted funds to higher yielding money market and certificate of deposit accounts; and the maturity of several long-term Federal Home Loan Bank advances which were replaced by advances at the current higher interest rates. We anticipate that this compression will be mitigated in future quarters as a result of the recent Federal Reserve decrease in its Federal Funds target by 50 basis points and as our loan and investment portfolios rebalance and reprice. It should be noted that despite the margin compression, net interest income increased $44 thousand to $20.7 million for the quarter ended September 30, 2007 compared to the same quarter in fiscal 2006."

          Non-interest income totaled $13.7 million for the fourth quarter of fiscal 2007, a slight increase from $13.3 million for the quarter ended September 30, 2006. This increase is primarily attributable to increases in deposit account fees and in bank card revenues. Total revenues, defined as net interest income plus total other income, excluding gains on sales of investments and gains on disposition of assets, increased to $34.4 million, for the quarter ended September 30, 2007, an increase of $491 thousand or 1.4% from $33.9 million during the comparable quarter ended September 30, 2006.

          Total non-interest expenses increased by $1.3 million, or 5.7%, to $23.4 million for the quarter ended September 30, 2007 compared to $22.1 million for the quarter ended September 30, 2006. Occupancy, depreciation and amortization costs increased by $494 thousand to $3.5 million for the quarter ended September 30, 2007 from $3.0 million for the quarter ended September 30, 2006. The

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First Financial Holdings, Inc.

October 23, 2007

increase in the current quarter is attributable principally to property renovations, branch expansion and technology costs associated with several efficiency initiatives. An adjustment was made to our management incentive accrual during the fourth quarter since targeted goals were not achieved for the fiscal year ended September 30, 2007, thereby reducing growth in compensation costs in the current quarter.

          During fiscal 2007 First Federal expanded into two additional in-store offices and one of these offices is our first in-store financial center not located in a Wal-Mart store. We also relocated a full service office in the Summerville market as well as building a new regional headquarters in Myrtle Beach. "We anticipate additional in-store expansion and diversification during fiscal 2008." Hood commented.

          "On August 31, 2007, we announced the anticipated impact of recent state tax legislation that was signed into law on July 31, 2007. The legislation amended the corporate tax law affecting the treatment of dividends paid by Real Estate Investment Trusts (REITs). As a result of the enactment of this legislation, the Company recorded an additional tax provision of $931 thousand net of the federal tax benefit in the fourth quarter, thereby reducing diluted earnings per share by $.08 for the quarter and year ended September 30, 2007. As we mentioned in the press release announcing this legislation, we will continue to review our corporate tax structure to attempt to mitigate any further impact to our current and future tax positions and hopefully be able to report a lower effective tax rate in fiscal 2008 ." Hood noted.

          The Company's reserve coverage of non-performing loans was 247.6% at September 30, 2007 compared to 389.9% at September 30, 2006 and 259.4% at June 30, 2007. Annualized loan net charge-offs as a percentage of net loans was 0.27% for the quarter ended September 30, 2007 compared with 0.18% for the comparable quarter a year ago and 0.16% for the quarter ended June 30, 2007. The provision for loan losses increased to $1.6 million during the quarter ended September 30, 2007 compared with $1.1 million during the quarter ended September 30, 2006 and $1.2 million during the quarter ended June 30, 2007. Problem assets, which include problem loans as well as properties acquired, as a percentage of total assets was 0.28% at September 30, 2007 compared with 0.21% at September 30, 2006 and 0.28% at June 30, 2007. Hood commented, "Certain credit quality indicators such as non-performing assets to assets were very consistent with recent quarters while charge-offs did show higher levels in our fourth quarter. Our reserve coverage to problem loans remains very strong. As you would expect, we are very closely monitoring conditions in all of our markets and are continuing to see slowness in the housing market that has resulted in an increased inventory of residential units and fewer new housing starts."

          Hood continued, "We identified several significant goals for fiscal 2007 and we fell short of our goal of 6-8% growth in diluted earnings per share for the year."

          "As reflected in the results for the quarter and year ended September 30, 2007, we did experience moderate growth of our insurance businesses. Revenues increased 6.0% for fiscal 2007 compared to fiscal 2006. The Company's total revenues during fiscal 2007, which includes net interest income and total other income, increased by 3% compared to a goal of 5%." Hood noted.

          Hood commented, "We continue to be very focused on expanding distribution channels for all of our customers. We made additional and very significant improvements to our internet banking platform. We have increased our in-store banking program with two new stores opened in fiscal 2007 and have commitments to open three additional in-store offices in fiscal 2008. In late fiscal 2006, we expanded our deposit gathering initiatives with a dedicated sales staff to serve the nonprofit business sector and we are very excited with our growth and success thus far."

          "We continue to be dedicated to finding the best financial solutions for our customers and the best results for our shareholders. While fiscal 2007 was full of challenges, we are encouraged as we begin fiscal 2008 by the recent actions of the Federal Reserve, which improves our operating environment. Although the housing outlook remains challenging, other sectors of our business will hopefully strengthen.

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First Financial Holdings, Inc.

October 23, 2007

While recognizing that the national credit cycle has dramatically changed this year, we remain confident in our credit quality and how we have positioned the Company for the future." Hood concluded.

          As of September 30, 2007, total assets of First Financial were $2.7 billion, loans receivable totaled $2.1 billion and deposits were $1.9 billion. Stockholders' equity was $185.7 million and book value per common share totaled $15.96 at September 30, 2007.

          First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 55 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.

          NOTE: A. Thomas Hood, President and CEO of the Company, and R. Wayne Hall, Executive Vice President and CFO, will discuss these results in a conference call at 2:00 PM (ET), October 23, 2007. The call can be accessed via a webcast available on First Financial's website at www.firstfinancialholdings.com.

Forward Looking Statements

          Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2006. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

          Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

          For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931.

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FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended			Twelve Months Ended

	09/30/07	09/30/06	06/30/07	09/30/07	09/30/06

Statements of Income
Interest income	$42,931	$40,670	$42,540	$168,044	$151,340
Interest expense	22,239	20,022	21,559	85,214	71,615
Net interest income	20,692	20,648	20,981	82,830	79,725
Provision for loan losses	(1,607)	(1,073)	(1,189)	(4,726)	(4,695)
Net interest income after provision	19,085	19,575	19,792	78,104	75,030
Other income
Net gain on sale of loans	433	511	657	1,852	2,200
Net gain (loss) on sale of investments and
mortgage-backed securities	-	11		266	5
Brokerage fees	664	664	571	2,551	2,777
Commissions on insurance	4,883	4,921	5,082	20,865	19,607
Other agency income	288	303	321	1,181	1,185
Service charges and fees on deposit accounts	4,722	4,347	4,602	17,475	17,714
Net gain on loan servicing operations	489	372	621	2,403	2,789
Gains on disposition of assets	40	74	115	230	989
Other	2,195	2,109	2,018	8,213	6,898
Total other income	13,714	13,312	13,987	55,036	54,164
Other expenses
Salaries and employee benefits	14,172	14,045	14,596	58,669	54,648
Occupancy costs	1,810	1,561	1,601	6,632	5,754
Marketing	521	576	751	2,261	2,353
Depreciation, amort., etc.	1,640	1,395	1,474	5,867	5,406
Other	5,261	4,572	5,049	19,264	18,183
Total other expenses	23,404	22,149	23,471	92,693	86,344
Income before income taxes	9,395	10,738	10,308	40,447	42,850
Provision for income taxes	4,204	3,820	3,810	15,375	15,221
Net income	5,191	6,918	6,498	25,072	27,629
Earnings per common share:
Basic	0.44	0.58	0.55	2.10	2.30
Diluted	0.44	0.57	0.54	2.07	2.27
Average shares outstanding	11,741	12,007	11,886	11,929	12,024
Average diluted shares outstanding	11,842	12,174	12,032	12,089	12,190

Ratios:
Return on average equity	11.09%	15.35%	13.75%	13.40%	15.76%
Return on average assets	0.77%	1.04%	0.97%	0.94%	1.06%
Net interest margin	3.31%	3.37%	3.40%	3.36%	3.35%
Total other expense/average assets	3.48%	3.34%	3.50%	3.46%	3.32%
Efficiency ratio (1)	67.81%	65.22%	66.95%	67.16%	64.68%
Net charge-offs/loans, annualized	0.27%	0.18%	0.16%	0.20%	0.21%

(1) Excludes from income - (losses) gains on sales of securities, net real estate operations, gains on disposition of assets; excludes from expenses - prepayment fees

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	09/30/07	09/30/06	06/30/07

Statements of Financial Condition
Assets
Cash and cash equivalents	$77,334	$124,998	$101,011
Investments	55,629	55,368	50,463
Mortgage-backed securities	297,011	296,493	264,655
Loans receivable, net	2,140,769	2,061,129	2,122,228
Office properties, net	74,303	56,080	66,140
Real estate owned	1,513	1,920	1,560
Intangible assets	22,627	22,706	22,712
Other assets	42,184	39,434	42,165
Total Assets	2,711,370	2,658,128	2,670,934
Liabilities
Deposits	1,854,051	1,823,028	1,885,677
Advances from FHLB	554,000	465,000	435,000
Other borrowings	52,207	115,968	97,258
Other liabilities	65,397	70,367	64,240
Total Liabilities	2,525,655	2,474,363	2,482,175
Stockholders' equity
Stockholders' equity	289,648	272,892	286,761
Treasury stock	(103,197)	(86,234)	(96,149)
Accumulated other comprehensive loss	(736)	(2,893)	(1,853)
Total stockholders' equity	185,715	183,765	188,759
Total liabilities and stockholders' equity	2,711,370	2,658,128	2,670,934
Stockholders' equity/assets	6.85%	6.91%	7.07%

Common shares outstanding	11,635	12,021	11,841
Book value per share	$15.96	$15.29	$15.94

	09/30/07	09/30/06	06/30/07

Credit quality-quarterly results
Total reserves for loan losses	$15,192	$14,615	$15,044
Loan loss reserves / loans	0.70%	0.71%	0.70%
Reserves/non-performing loans	247.59%	389.94%	259.38%
Provision for losses	$1,607	$1,073	$1,189
Net loan charge-offs	$1,457	$918	$ 855

Problem assets
Non-accrual loans	$6,087	$3,684	$5,710
Accruing loans 90 days or more past due	49	64	90
Renegotiated loans
REO through foreclosure	1,513	1,920	1,560
Total	$7,649	$5,668	$7,360
As a percent of total assets	0.28%	0.21%	0.28%

First Financial Holdings, Inc.
(dollars in thousands)
		As of / For the Quarter Ended (Unaudited)

BALANCE SHEET	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05

Assets
Cash and investments	$ 132,963	$ 151,474	$ 169,538	$ 161,515	$ 180,366	$ 186,569	$ 167,374	$ 177,201
Loans receivable	2,140,769	2,122,228	2,107,651	2,077,411	2,061,129	2,047,966	1,984,423	1,931,443
Mortgage-backed securities	297,011	264,655	285,321	290,148	296,493	298,022	319,729	340,387
Office properties and equip.	74,303	66,140	63,349	60,429	56,080	53,885	53,184	52,627
Real estate owned	1,513	1,560	1,277	2,005	1,920	1,725	2,410	2,118
Other assets	64,811	64,877	64,218	63,520	62,140	63,527	63,977	62,555

Total assets	$ 2,711,370	$ 2,670,934	$ 2,691,354	$ 2,655,028	$ 2,658,128	$ 2,651,694	$ 2,591,097	$ 2,566,331

Liabilities
Deposits	$ 1,854,051	$ 1,885,677	$ 1,877,084	$ 1,819,804	$ 1,823,028	$ 1,812,002	$ 1,804,780	$ 1,691,172
Advances-FHLB	554,000	435,000	454,000	475,000	465,000	517,000	456,000	472,000
Other borrowed money	52,207	97,258	104,730	112,996	115,968	74,029	98,913	177,808
Other liabilities	65,397	64,240	66,194	59,248	70,367	71,878	57,473	54,542

Total liabilities	2,525,655	2,482,175	2,502,008	2,467,048	2,474,363	2,474,909	2,417,166	2,395,522

Total stockholders' equity	185,715	188,759	189,346	187,980	183,765	176,785	173,931	170,809

Total liabilities and stockholders' equity	$ 2,711,370	$ 2,670,934	$ 2,691,354	$ 2,655,028	$ 2,658,128	$ 2,651,694	$ 2,591,097	$ 2,566,331

Total shares o/s	11,635	11,841	11,950	12,065	12,021	12,000	12,025	12,020
Book value per share	$ 15.96	$ 15.94	$ 15.84	$ 15.58	$ 15.29	$ 14.73	$ 14.46	$ 14.21
Equity/assets	7.39%	7.07%	7.04%	7.08%	6.91%	6.67%	6.71%	6.66%

AVERAGE BALANCES
Total assets	$ 2,677,363	$ 2,681,144	$ 2,673,191	$ 2,656,578	$ 2,655,784	$ 2,621,396	$ 2,578,714	$ 2,544,369
Earning assets	2,462,593	2,477,751	2,453,456	2,437,654	2,434,301	2,405,440	2,373,321	2,321,499
Loans	2,114,467	2,131,985	2,103,270	2,080,090	2,072,423	2,023,916	1,971,484	1,915,155
Costing liabilities	2,416,860	2,444,677	2,419,069	2,384,137	2,394,502	2,379,397	2,350,222	2,292,286
Deposits	1,850,401	1,878,237	1,836,062	1,826,960	1,814,111	1,804,496	1,741,755	1,671,661
Equity	187,113	187,463	188,663	185,861	180,275	175,358	172,370	170,969

First Financial Holdings, Inc.
(dollars in thousands)
		Quarter Ended (Unaudited)							Fiscal Year

	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05	09/30/07	09/30/06

STATEMENT OF OPERATIONS
Total interest income	$2,931	$42,540	$41,388	$41,185	$40,670	$38,652	$36,783	$35,235	$168,044	$151,340
Total interest expense	22,239	21,559	20,933	20,483	20,022	18,413	17,357	15,823	85,214	71,615

Net interest income	20,692	20,981	20,455	20,702	20,648	20,239	19,426	19,412	82,830	79,725
Provision for loan losses	(1,607)	(1,189)	(1,141)	(789)	(1,073)	(1,413)	(1,309)	(900)	(4,726)	(4,695)

Net int. inc. after provision	19,085	19,792	19,314	19,913	19,575	18,826	18,117	18,512	78,104	75,030

Other income
Net gain (loss) on sale of loans	$433	$657	$388	$374	$511	$437	$515	$737	$1,852	$2,200
Gain on investment securities			266		11	(9)	3		266	5
Brokerage fees	664	571	709	607	664	694	914	505	2,551	2,777
Commissions on insurance	4,883	5,082	6,970	3,930	4,921	4,986	5,808	3,892	20,865	19,607
Other agency income	288	321	325	247	303	313	301	268	1,181	1,185
Loan servicing fees	489	621	380	913	372	850	685	882	2,403	2,789
Svc. chgs/fees-dep. accts	4,722	4,602	3,948	4,203	4,347	4,386	4,222	4,759	17,475	17,714
Real estate operations (net)	(152)	(203)	(100)	(186)	(87)	(140)	(189)	(192)	(641)	(607)
Gains (losses) on disposition of properties	40	115	19	56	74	801	92	22	230	989
Other	2,347	2,221	2,300	1,986	2,196	1,815	1,852	1,643	8,854	7,505

Total other income	13,714	13,987	15,205	12,130	13,312	14,133	14,203	12,516	55,036	54,164

Other expenses
Salaries & employee benefits	14,172	14,596	14,840	15,173	14,045	13,549	13,387	13,667	58,669	54,648
Occupancy costs	1,810	1,601	1,566	1,655	1,561	1,603	1,249	1,341	6,632	5,754
Marketing	521	751	562	427	576	690	622	465	2,261	2,353
Depreciation, amort. Etc.	1,640	1,474	1,380	1,373	1,395	1,360	1,295	1,356	5,867	5,406
Other	5,261	5,049	4,429	4,413	4,572	4,629	4,271	4,711	19,264	18,183

Total other expenses	23,404	23,471	22,777	23,041	22,149	21,831	20,824	21,540	92,693	86,344

Income before taxes	9,395	10,308	11,742	9,002	10,738	11,128	11,496	9,488	40,447	42,850
Provision for income taxes	4,204	3,810	4,202	3,159	3,820	3,949	4,087	3,365	15,375	15,221

Net Income	$5,191	$6,498	$7,540	$5,843	$6,918	$7,179	$7,409	$6,123	$25,072	$27,629

Average shares o/s, basic	11,741	11,886	12,043	12,046	12,007	12,013	12,023	12,054	11,929	12,024
Average shares o/s, diluted	11,842	12,032	12,223	12,262	12,174	12,163	12,190	12,231	12,089	12,190
Net income per share - basic	$0.44	$0.55	$0.63	$0.49	$0.58	$0.60	$0.62	$0.51	$2.10	$2.30
Net income per share - diluted	$0.44	$0.54	$0.62	$0.48	$0.57	$0.59	$0.61	$0.50	$2.07	$2.27
Dividends paid per share	$0.25	$0.25	$0.25	$0.25	$0.24	$0.24	$0.24	$0.24	$1.00	$0.92

First Financial Holdings, Inc.
(dollars in thousands)
		Quarter Ended (unaudited)							Fiscal Year

	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05	09/30/07	09/30/06

OTHER RATIOS
Return on Average Assets	0.77%	0.97%	1.13%	0.88%	1.04%	1.10%	1.15%	0.96%	0.94%	1.06%
Return on Average Equity	11.09%	13.75%	15.99%	12.52%	15.35%	16.38%	17.19%	14.33%	13.40%	15.76%
Average yield on earning assets	6.89%	6.88%	6.84%	6.70%	6.63%	6.44%	6.29%	6.02%	6.82%	6.35%
Average cost of paying liabilities	3.65%	3.54%	3.51%	3.41%	3.32%	3.10%	2.99%	2.74%	3.53%	3.05%
Gross spread	3.24%	3.34%	3.33%	3.29%	3.31%	3.34%	3.30%	3.28%	3.29%	3.30%
Net interest margin	3.31%	3.40%	3.38%	3.37%	3.37%	3.38%	3.32%	3.32%	3.36%	3.35%
Operating exp./avg. assets	3.48%	3.50%	3.41%	3.47%	3.34%	3.31%	3.23%	3.39%	3.46%	3.32%
Efficiency ratio	67.81%	66.95%	64.21%	69.90%	65.22%	64.74%	61.75%	67.11%	67.16%	64.68%
	Note: Average yields, costs and margins
	for prior periods adjusted to actual days

COMPOSITION OF GROSS LOAN PORTFOLIO
Mortgage Loans (1-4 Family)	$904,363	$904,138	$912,100	$909,164	$910,497	$908,743	$906,768	$913,073
Construction Loans (1-4 Family)	82,714	86,074	89,615	90,171	101,702	106,787	106,571	90,306
Commercial Real Estate	293,849	284,649	286,103	282,396	283,016	286,013	277,248	267,604
Commercial Business Loans	81,846	83,629	86,890	82,974	82,316	78,314	77,841	74,918
Land	231,415	227,471	222,165	219,349	206,858	195,950	168,678	154,587
Home Equity Lines of Credit	263,922	263,588	257,281	255,609	252,393	253,884	246,539	236,293
Mobile Home Loans	199,349	193,449	184,704	179,440	173,801	170,262	166,099	161,973
Credit Cards	14,775	14,272	13,940	14,579	13,334	13,298	13,114	14,132
Other Consumer Loans	138,484	134,944	120,330	118,211	119,741	117,665	103,087	98,818

	$2,210,717	$2,192,214	$2,173,128	$2,151,893	$2,143,658	$2,130,916	$2,065,945	$2,011,704

	Note: The Composition of Gross Loans above
	has been changed to collateral type which agrees
	with the 10Qs as filed with the SEC.

ASSET QUALITY
Non-accrual loans	$6,087	$5,710	$5,049	$3,796	$3,684	$5,020	$4,361	$6,200
Loans 90 days or more past due	49	90	56	44	64	64	41	62
Renegotiated loans
REO thru foreclosure	1,513	1,560	1,277	2,005	1,920	1,725	2,410	2,118

TOTAL	$7,649	$7,360	$6,382	$5,845	$5,668	$6,809	$6,812	$8,380

LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$15,192	$15,044	$14,709	$14,639	$14,615	$14,461	$14,161	$14,167
Loan loss reserves/net loans	0.70%	0.70%	0.70%	0.70%	0.71%	0.71%	0.71%	0.73%
Provision for losses	1,607	1,189	1,141	789	1,073	1,413	1,309	900
Net loan charge-offs	1,457	855	1,070	766	918	1,113	1,315	888
Net charge-offs/average net loans	0.07%	0.04%	0.05%	0.04%	0.04%	0.06%	0.07%	0.05%
Annualized net charge-offs/av.loans	0.27%	0.16%	0.20%	0.15%	0.18%	0.22%	0.27%	0.19%